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                         [GRANT THORNTON LETTERHEAD]



December 17, 1997



Mr. Edward Williams, Chief Financial Officer
Caribbean Cigar Company, Inc.
6265 S.W. Eight Street
Miami, Florida 33144



Dear Mr. Williams:


This letter is to inform you that Grant Thornton LLP will not stand for re-election as the auditors of Caribbean Cigar Company, Inc. (Commission File No. 0-21081) for the fiscal year ended March 31, 1998.


Very truly yours,


/s/ GRANT THORNTON LLP
----------------------
    Grant Thornton LLP


JSBlumin/ph


CC:   Office of the SEC Chief Accountant
      SECP5 Letter File
      Securities and Exchange Commission
      Mail Stop 11-3
      450 Fifth Street, N.W.
      Washington, D.C. 20549